UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2009

ENTERCOM COMMUNICATIONS CORP.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-14461	23-1701044
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

401 City Avenue, Suite 809
Bala Cynwyd, Pennsylvania		19004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (610) 660-5610

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On February 10, 2009, the Board of Directors of Entercom Communications Corp. (the “Company”) adopted, subject to shareholder approval, an amendment to the Entercom Equity Compensation Plan (the “Plan”).  At the Annual Meeting of Shareholders of the Company held on May 12, 2009, the shareholders approved the amendment to the Plan.

The amendment permits the Company to implement a one-time option exchange program (the “Program”).  Under the Program, the Company has offered (subject to shareholder approval of the Plan amendment) its employees and non-employee directors a one-time opportunity to exchange all of their outstanding stock options, with exercise prices equal to or greater than $11.80 per share, for a lesser number of restricted units of the Company.  The offer to exchange made in connection with the Program expired on May 14, 2009 and on May 15, 2009 the Company accepted for exchange all properly tendered and not validly withdrawn options eligible.

The Plan, as amended, is filed as Exhibit 10.01 to this Current Report on Form 8-K.

Item 5.02(e).  Compensatory Plan or Arrangement.

Amended and Restated Entercom Equity Compensation Plan

The information provided in Item 1.01 of this Form 8-K concerning the Entercom Equity Compensation Plan is hereby incorporated into this Item 5.02.

Item 9.01.  Exhibits

Exhibit No.	Title

10.01	Entercom Equity Compensation Plan, as amended. (1)

(1)           Incorporated by reference to Appendix A of the Company’s 2009 Proxy Statement on Schedule 14A filed on March 23, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entercom Communications Corp.

	By:	/s/ Stephen F. Fisher
Stephen F. Fisher
Executive Vice President - Operations and Chief Financial Officer

Dated: May 15, 2009

EXHIBIT INDEX

Exhibit No.	Title

10.01	Entercom Equity Compensation Plan, as amended. (1)

(1)	Incorporated by reference to Appendix A of the Company’s 2009 Proxy Statement on Schedule 14A filed on March 23, 2009.